77q1(b): Copies of the text of any proposal described in answer to sub-item 77D

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PIMS Real Return Fund, Real Return II Fund and Real Return Asset Fund:
Guideline Changes

It has been proposed by PIMCO's Legal Counsel that certain changes made, in connection with the prospectus dated July 30, 2004, be ratified by the Board of Trustees. Listed below are the changes:

The duration range of the Real Return Fund and Real Return Fund II was increased from 2 years (plus or minus) to 3 years (plus or minus) of the Lehman Global Real: U.S. TIPS Index. In addition, the duration range of the Real Return Asset Fund was increased from 3 years (plus or minus) to 4 years (plus or minus) of the Lehman U.S. Treasury Inflation Notes 10+ Years Index.

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PIMS High Yield Fund: Guideline Changes

PIMCO's High Yield portfolio management group recently conducted a review of investment discretion in the PIMS funds. Based on their review, PIMCO recommends making the following changes to the High Yield Funds:

Current Guideline:
Quality:		B to Aaa, Min 80% below Baa
Derivatives:		Max 25%
Non-US Denominated:	Max 15% Euro-denominated

Proposed Guideline:
Caa to Aaa, Min 80% below Baa subject to Max 5% Caa
Derivatives Max 100%
Non-US Denominated Max 15%

Note that at this time, we are not proposing any changes to the PIMCO Funds:
Private Account Portfolio Series High Yield Portfolio.

RESOLVED: that the High Yield Fund of PVIT current guidelines for (i) quality of B to Aaa, minimum 80% below Baa be changed to Caa to Aaa, minimum 80% below Baa subject to a maximum of 5% Caa, (ii) derivatives maximum of 25% be changed to a maximum of 100%.

The Board has considered pertinent factors, and has determined that it is appropriate that certain non-U.S. dollar denominated investment guidelines be amended: it is hereby voted that the High Yield Portfolio's non-U.S. dollar denominated investment guideline be changed from 15% to 20%.


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PIMS Convertible Fund: Guideline Change

PIMCO is proposing to change the investment quality guideline of the Convertible Fund as follows:

Current Guideline
Quality	Caa to Aaa, Max 40% below Baa and 10% below B

Proposed Guideline
Max 20% below B

The proposed change will provide broader discretion to invest in below investment grade securities and lower rated securities than are currently permitted. The Fund is managed against the Merrill Lynch All Convertible Index, which currently contains more than 42% in below investment grade, a concentration which exceeds the Fund's current 40% maximum. Additionally, 8.9% of the index consists of securities rated Caa or lower. Currently, the Fund may not invest in securities rated lower than Caa. The proposed change will enable the Fund to invest in securities with credit quality consistent with the index.

RESOLVED: That the Convertible Fund of the Trust current quality guideline of Caa to Aaa, maximum 40% below Baa and 10% below B be changed to a maximum 20% below B be, and hereby is, approved.

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PIMS CommodityRealReturn Strategy, Convertible, Diversified Income, Investment
Grade Corporate Bond, Loan Obligation, Long Duration, Low Duration,
Low Duration III, Moderate Duration, Real Return, RealEstateRealReturn Strategy, StocksPLUS, StocksPLUS Total Return, StocksPLUS TR Short Strategy, Total Return and Total Return III Funds: Guideline Changes

PIMCO is proposing to increase the non-U.S. dollar denominated investment guidelines be changed from 20% to 30%.

The Board has considered pertinent factors, and has determined that it is appropriate that certain non-U.S. dollar denominated investment guidelines be amended: it is hereby voted that the non-U.S. dollar denominated investment guidelines be changed from 20% to 30%.

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PIMS European StocksPLUS TR Strategy, Far East (ex-Japan) StocksPLUS TR
Strategy, International StocksPLUS TR Strategy and Japanese StocksPLUS TR Strategy Funds: Guideline Changes

PIMCO is proposing to increase the non-U.S. dollar denominated investment guidelines be changed from 25% to 30%.

The Board has considered pertinent factors, and has determined that it is appropriate that certain non-U.S. dollar denominated investment guidelines be amended: it is hereby voted that the non-U.S. dollar denominated investment guidelines be changed from 25% to 30%.

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PIMS Short-Term Fund: Guideline Changes

PIMCO is proposing to increase the non-U.S. dollar denominated investment guidelines be changed from 5% to 10%.

The Board has considered pertinent factors, and has determined that it is appropriate that certain non-U.S. dollar denominated investment guidelines be amended: it is hereby voted that the non-U.S. dollar denominated investment guidelines be changed from 5% to 10%.